SciPlay Reports First Quarter 2023 Results

Achieved Record Revenue with Growth of 18% Year-Over-Year
Resulting in Strong Cash Flows

Continuing to Outpace the Social Casino Market

Completed $60 Million(1) of Share Purchase Authorization Returning Capital to Shareholders; Board Authorizes New $60 Million Share Repurchase Program

LAS VEGAS | May 9, 2023 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the first quarter ended March 31, 2023.

SciPlay entered 2023 with strong momentum and continued to outpace the social casino market and gained share. Revenue grew 18% year-over-year, achieving another quarterly record primarily due to increased social casino payer engagement and record high average monthly paying users, all translating to strong cash flows. The increases in Net income and AEBITDA(2) outpaced Revenue growth at 31% and 21%, respectively. We also returned $60 million of capital to shareholders through the repurchase of our shares of Class A common stock, since the initiation of the program on May 9, 2022 and through May 9, 2023, completing the share purchase program authorization.

Josh Wilson, Chief Executive Officer of SciPlay, commented, "SciPlay continued its industry-leading performance in the first quarter of 2023, outpacing the social casino market for the fifth consecutive quarter. We continue to benefit from the investments that we've made in key growth drivers of our business and into the development of proprietary tools and systems. Our strong operating platform and industry-best team's innovation are providing our players with engaging entertainment experiences, resulting in more payers and increasing monetization per player. We are off to a great start in the first quarter and look forward to continuing on our path of sustainable and profitable growth.”

Daniel O'Quinn, Interim Chief Financial Officer of SciPlay, added, "SciPlay posted strong financial results in the first quarter of 2023, reflecting progress on our key objectives: delivering great entertainment experiences to our players, investing in our game franchises, growing market share in social casino and prudently allocating capital. We are pleased to report the completion of our $60 million share repurchase program in about one year's time. Our Board has approved a new $60 million share repurchase authorization, which we will implement in a similar manner as the recently completed program."

(1) This amount is as of May 9, 2023.
(2) The financial measure "AEBITDA" is a non-GAAP financial measure defined below under "Non-GAAP Financial Measures" and is reconciled to the most directly comparable GAAP measure in the accompanying supplemental tables at the end of this release.

SUMMARY RESULTS

	Three Months Ended
($ in millions)	March 31,
	2023	2022
Revenue	$186.4	$158.0
Net income	41.8	32.0
Net income margin	22.4%	20.3%
Net cash provided by operating activities	41.7	36.6
Capital expenditures	3.8	2.0

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$53.5	$44.2
AEBITDA margin	28.7%	28.0%

	As of March 31,	As of December 31,
Balance Sheet Measures	2023	2022
Cash and cash equivalents	$357.5	$330.1
Available liquidity(2)	507.5	480.1

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except Average Revenue Per Daily Active Users ("ARPDAU"), Average Monthly Revenue Per Paying User ("AMRPPU"), Average Monthly Paying Users ("MPUs") and percentages; KPIs include only in-app purchases)

	Three Months Ended
	March 31,		Increase /
	2023	2022	(Decrease)
Mobile Penetration	91%	90%	1.0pp
Average Monthly Active Users	6.1	6.3	(0.2)
Average Daily Active Users	2.3	2.3	—
ARPDAU	$0.89	$0.74	$0.15
Average MPUs (in thousands)	625	560	65
AMRPPU	$97.43	$92.45	$4.98
Payer Conversion Rate	10.3%	8.9%	1.4pp
pp = percentage points.

First Quarter 2023 Financial Highlights
•Revenue growth was 18% year-over-year to $186.4 million, a new quarterly record, primarily due to increased social casino payer engagement and record high average monthly paying users.
•Net income growth was 31% year-over-year to $41.8 million compared to $32.0 million in the prior year period, primarily due to the increase in revenue. Net income margin was 22.4% for the quarter, increasing by 2.1 percentage points year-over-year.

•AEBITDA, a non-GAAP financial measure defined at the end of this release, grew 21% to $53.5 million compared to $44.2 million in the prior year period. The increase in AEBITDA was primarily due to higher revenue. AEBITDA margin, a non-GAAP financial measure defined at the end of this release, was 28.7% for the quarter, increasing by 0.7 percentage points year-over-year.
•Net cash provided by operating activities was $41.7 million, a $5.1 million increase over the prior year period, primarily due to an increase in revenue, partially offset by an unfavorable change in working capital due to the timing of payments from our platform providers.
•Cash and cash equivalents increased by $27.4 million to $357.5 million from the fourth quarter of 2022. Total available liquidity, which includes our undrawn revolver, was $507.5 million.
•Returned $60.0 million of capital to shareholders through the repurchase of approximately 4.1 million shares of Class A common stock since the initiation of the program on May 9, 2022 and through May 9, 2023, completing the share purchase program authorization. Our Board has approved a new $60.0 million share repurchase authorization, which we will implement in a manner similar to the implementation of the recently completed program.

First Quarter Key Performance Highlights
•Jackpot Party Casino® achieved its third consecutive quarterly record revenue.
•Quick Hit Slots® achieved its fifth consecutive quarterly record revenue.
•Payer conversion rate increased by 1.4 percentage points from the prior year period to 10.3% due to consistent payer interaction with the games by our players as a result of our continually enhancing player analytics and the introduction of new content and features into our games.
•Average Monthly Paying Users (MPU) increased to 625 thousand compared to 560 thousand in the prior year period, a new record.
•Average Monthly Revenue Per Paying User (AMRPPU) was $97.43, maintaining elevated levels with twelve consecutive quarters above $90.
•Average Revenue Per Daily Active User (ARPDAU) was up 20% to a record $0.89, compared to $0.74 in the prior year period.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY® Slots, and Hot Shot Casino®, casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live and a variety of hyper-casual games such as Rob Master 3D™, Deep Clean Inc.™ and Oh God™. All of SciPlay's games are offered and played on multiple platforms, including Apple, Google, Facebook, and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, Inc. and its Subsidiaries. For more information, please visit http://www.SciPlay.com.

You can access our filings with the Securities Exchange Commission ("SEC") through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at http://investors.sciplay.com/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this or any other document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS:

Media Relations	Investor Relations
Andrea Schneider +1 917-769-6060	Robert Weiner +1 904-495-8227
Director, Global Communications SciPlayPress@sciplay.com	Vice President, Investor Relations SciPlayIR@sciplay.com
All ® and © notices signify marks registered in the United States by SciPlay Games, LLC and/or LNW Gaming, Inc., and or their respective affiliates.

© 2023 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

•the effects of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms and our ability to track data on those platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our ability to expand in international markets;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional purchases of coins, chips and bingo cards (collectively referred to as "coins, chips and cards") to supplement the availability of periodically offered free coins, chips and cards;
•our ability to access additional financing and restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of the London Interbank Offer Rate, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•U.S. and international economic and industry conditions, including increases in benchmark interest rates and the effects of inflation;
•public perception of our response to environmental, social and governance issues;
•changes in, or the elimination of, our share repurchase program;
•our ability to use the intellectual property rights of Light & Wonder, Inc. ("Light & Wonder", "L&W" and "Parent") and other third parties, including the third-party intellectual property rights licensed to Light & Wonder, under our intellectual property license agreement with our Parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;

•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
•reliance on or failures in information technology and other systems;
•loss of revenue due to unauthorized methods of playing our games;
•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our Parent and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•our expectations of future growth that will place significant demands on our management and operations;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•levels of insurance coverage against claims; and
•our dependence on certain key providers.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, including the latest annual report filed with the SEC on March 1, 2023 ("2022 Form 10-K") (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q and Part I, Item 1A “Risk Factors” in our 2022 Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Due to rounding, certain numbers presented herein may not precisely recalculate.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$186.4	$158.0
Operating expenses:
Cost of revenue(1)	57.7	48.2
Sales and marketing(1)	46.9	40.0
General and administrative(1)	22.1	16.7
Research and development(1)	12.7	11.5
Depreciation and amortization	5.9	4.7
Restructuring and other	1.4	2.2
Operating income	39.7	34.7
Other income (expense), net	6.0	(0.5)
Net income before income taxes	45.7	34.2
Income tax expense	3.9	2.2
Net income	41.8	32.0
Less: Net income attributable to the noncontrolling interest	36.3	27.6
Net income attributable to SciPlay	$5.5	$4.4

Basic and diluted net income attributable to SciPlay per share:
Basic	$0.25	$0.18
Diluted	$0.24	$0.18

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.0	24.6
Diluted shares	23.0	24.8

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$357.5	$330.1
Accounts receivable, net	64.2	51.0
Prepaid expenses and other current assets	7.3	8.0
Total current assets	429.0	389.1
Property and equipment, net	3.6	3.0
Operating lease right-of-use assets	4.2	4.8
Goodwill	216.1	217.6
Intangible assets and software, net	79.6	74.8
Deferred income taxes	72.3	74.5
Other assets	1.7	1.9
Total assets	$806.5	$765.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20.7	$18.4
Accrued liabilities	37.9	35.2
Due to affiliate	4.0	3.8
Total current liabilities	62.6	57.4
Operating lease liabilities	2.4	3.1
Liabilities under TRA	60.2	60.2
Other long-term liabilities	26.0	29.4
Total stockholders’ equity(1)	655.3	615.6
Total liabilities and stockholders’ equity	$806.5	$765.7

(1) Includes $540.6 million and $506.4 million in noncontrolling interest as of March 31, 2023 and December 31, 2022, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	$41.7	$36.6
Net cash used in investing activities	(3.8)	(108.2)
Net cash used in financing activities	(10.2)	(0.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(0.1)
Increase (decrease) in cash, cash equivalents and restricted cash	27.4	(72.4)
Cash, cash equivalents and restricted cash, beginning of period	330.1	364.4
Cash, cash equivalents and restricted cash, end of period	$357.5	$292.0

Supplemental cash flow information:
Cash paid for income taxes	$0.4	$0.5

Supplemental non-cash transactions:
Non-cash additions to intangible assets related to license agreements	$7.1	$—

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2023	2022
Net income attributable to SciPlay	$5.5	$4.4
Net income attributable to noncontrolling interest	36.3	27.6
Net income	41.8	32.0
Restructuring and other(1)	1.4	2.2
Depreciation and amortization	5.9	4.7
Income tax expense	3.9	2.2
Stock-based compensation	6.5	2.6
Other (income) expense, net	(6.0)	0.5
AEBITDA	$53.5	$44.2
Revenue	$186.4	$158.0
Net income margin (Net income/Revenue)	22.4%	20.3%
AEBITDA margin (AEBITDA/Revenue)	28.7%	28.0%

(1) Refer to AEBITDA definition for a description of items included in restructuring and other.

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN

	Three Months Ended
	March 31,
	2023	2022
Net income margin (Net income/Revenue)	22.4%	20.3%
Restructuring and other	0.7%	1.4%
Depreciation and amortization	3.2%	3.0%
Income tax expense	2.1%	1.4%
Stock-based compensation	3.5%	1.6%
Other (income) expense, net	(3.2)%	0.3%
AEBITDA margin (AEBITDA/Revenue)	28.7%	28.0%

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments (including contingent acquisition consideration); (iii) unusual items (including legal settlements related to major litigation) and (iv) other non-cash items; and (e) cost-savings initiatives; (6) stock-based compensation; (7) loss or gain on debt financing transactions; and (8) other expense or income including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels. Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.